Exhibit (h)(14)

Form of

AMENDMENT

DATED APRIL 25, 2025 TO

AMENDED AND RESTATED

SUB-ADMINISTRATIVE SERVICES AND

SHAREHOLDER SERVICES AGREEMENT

WHEREAS, Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of the Commonwealth of Massachusetts ("MassMutual"), and MML Investment Advisers, LLC, a Delaware limited liability company ("MML Advisers"), have entered into an Amended and Restated Sub-Administrative Services and Shareholder Services Agreement dated as of January 9, 2015 (the “Agreement”).

WHEREAS, MassMutual and MML Advisers wish to amend the Agreement as follows:

Pursuant to Section 14, the following hereby replaces, in its entirety, Appendix A:

APPENDIX A

MML Series Investment Fund

Funds without an Administrative and Shareholder Services Agreement

MML Aggressive Allocation Fund
MML Balanced Allocation Fund
MML Blue Chip Growth Fund
MML Conservative Allocation Fund
MML Equity Income Fund
MML Foreign Fund
MML Growth Allocation Fund
MML Income & Growth Fund
MML Large Cap Growth Fund
MML Managed Volatility Fund
MML Mid Cap Growth Fund
MML Mid Cap Value Fund
MML Moderate Allocation Fund
MML Small Cap Growth Equity Fund
MML Small/Mid Cap Value Fund
MML Sustainable Equity Fund

Funds with an Administrative and Shareholder Services Agreement

MML American Funds Core Allocation Fund
MML American Funds Growth Fund
MML Equity Index Fund
MML Focused Equity Fund
MML Fundamental Equity Fund
MML Fundamental Value Fund
MML Global Fund
MML International Equity Fund
MML Small Company Value Fund
MML Total Return Bond Fund

MML Series Investment Fund II

Funds without an Administrative and Shareholder Services Agreement

MML Blend Fund
MML Equity Fund
MML Inflation-Protected and Income Fund
MML Managed Bond Fund
MML Small Cap Equity Fund
MML U.S. Government Money Market Fund

Funds with an Administrative and Shareholder Services Agreement

MML Dynamic Bond Fund
MML Equity Rotation Fund
MML High Yield Fund
MML Invesco Discovery Large Cap Fund
MML Invesco Discovery Mid Cap Fund
MML iShares® 60/40 Allocation Fund
MML iShares® 80/20 Allocation Fund
MML Short-Duration Bond Fund
MML Strategic Emerging Markets Fund

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this Amendment, and that delivery of the executed Amendment or counterpart of the Amendment by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Amendment or counterpart or the Amendment.

IN WITNESS WHEREOF, this Amendment has been signed by the parties as of the date first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Paul LaPiana
Head of Brand, Product, and Affiliated Distribution

MML INVESTMENT ADVISERS, LLC

Douglas Steele
President